Exhibit 21  Subsidiaries of Small Business Issuer

Ovale, S.A. incorporated in Switzerland

     Subsidiaries of Ovale, S.A.:

            Ovale Ltd.  (United Kingdom)

            Ovale S.A.R.L. (France)